SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Under Rule 14a-12

NYSE Euronext

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required. (See explanatory note below)

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

Safe Harbour Statement

In connection with the proposed business combination transaction between NYSE Euronext and Deutsche Boerse AG, Alpha Beta Netherlands Holding N.V. (“Holding”), a newly formed holding company, has filed, and the SEC has declared effective on May 3, 2011, a Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission (“SEC”) that includes (1) a proxy statement of NYSE Euronext that will also constitute a prospectus for Holding and (2) an offering prospectus of Holding to be used in connection with Holding’s offer to acquire Deutsche Boerse AG shares held by U.S. holders. Holding has also filed an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt fuer Finanzdienstleistungsaufsicht) (“BaFin”), which was approved by the BaFin for publication pursuant to the German Takeover Act (Wertpapiererwerbs-und Übernahmegesetz), and was published on May 4, 2011.

Investors and security holders are urged to read the definitive proxy statement/prospectus, the offering prospectus and the offer document regarding the proposed business combination transaction because they contain important information. You may obtain a free copy of the definitive proxy statement/prospectus, the offering prospectus and other related documents filed by NYSE Euronext and Holding with the SEC on the SEC’s Web site at www.sec.gov. The definitive proxy statement/prospectus and other documents relating thereto may also be obtained for free by accessing NYSE Euronext’s Web site at www.nyse.com. The offer document is available at Holding’s Web site at www.global-exchange-operator.com.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Holding, Deutsche Boerse AG or NYSE Euronext. The final terms and further provisions regarding the public offer are disclosed in the offer document that has been approved by the BaFin and in documents that have been filed with the SEC.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer is not being made directly or indirectly in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

This announcement and related materials do not constitute in France an offer for ordinary shares in Holding. The relevant final terms of the proposed business combination transaction will be disclosed in the information documents reviewed by the competent European market authorities.

Participants in the Solicitation

NYSE Euronext, Deutsche Boerse AG, Holding and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Euronext stockholders in respect of the proposed business combination transaction. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement/prospectus and the other relevant documents filed with the SEC.

Forward-Looking Statements

This document includes forward-looking statements about NYSE Euronext, Deutsche Boerse AG, Holding, the enlarged group and other persons, which may include statements about the proposed business combination, the likelihood that such transaction could be consummated, the effects of any transaction on the businesses of NYSE Euronext or Deutsche Boerse AG, and other statements that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and the development of the industries in which NYSE Euronext and Deutsche Boerse AG operate may differ materially from those made in or suggested by the forward-looking statements contained in this document. Any forward-looking statements speak only as at the date of this document. Except as required by applicable law, none of NYSE Euronext, Deutsche Boerse AG or Holding undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Transcript of a video message to NYSE Euronext employees with NYSE Euronext Chief Executive Officer, Duncan Niederauer (May 16, 2011).

Greetings from London, everybody. It seems like every time I go out of town something happens. I’m sure all of you around the company saw the news from NASDAQ and ICE withdrawing their proposal this morning and I’m sure many of you are relieved because it lifts the cloud of uncertainty around what was going on. We put a statement out in response to that, so we will forward that to all of you shortly, and I think it validates in my mind what we’ve all been working on. We’ve said from the beginning when this counterproposal first appeared that we didn’t think it was executable, we didn’t think it was actionable, and most importantly we didn’t think it went nearly as far as our proposed merger does in terms of creating medium- and long-term shareholder value. So take a sense of, have a sense of relief, take a sense of pride that what we’re working on is the right thing. I said to you at the last town hall meeting no one spends as much time trying to break up a bad deal. So I think this continues to confirm that we’re on the right track, keep up the good work, stay focused. Remember we still have a long way to go. The shareholder votes are in July. We’ve got to get a lot of regulatory and policymaker support. In fact, I’m in Europe today and tomorrow meeting with regulators and policymakers to do just that. So please do me a favor. Do what you’ve been doing. Stay focused, keep your eye on the ball, and I will definitely see you out there. So news in advance. I’m going to Asia next week, and as I said, every time I go out of the country something seems to happen. So maybe there’ll be more news next week. But in the meantime, take a sense of pride and relief from today and let’s just stay focused. We know our merger’s the right track and I’ll see you soon. Thanks a lot. Bye.

Email sent on May 16, 2011 by NYSE Euronext CEO Duncan Niederauer to the company’s listed issuers:

As part of our effort to keep you updated on developments with regard to our proposed Deutsche Boerse combination, today Nasdaq OMX and IntercontinentalExchange announced they have withdrawn their unsolicited offer after the U.S. Department of Justice informed the companies that it would file an antitrust lawsuit to block the transaction.

As we have consistently maintained, the combination with Deutsche Boerse generates compelling long term value for our shareholders, creates an enhanced global capital markets community for our issuers, and puts us in a position to continue leading the evolution of our industry. We have a lot of work yet to do and look forward to continuing to share our vision with shareholders and other key stakeholders between now and our shareholder vote on July 7th.

Attached is a link to our press release today on this, as well as a link to our issuer webcast on May 5th, where we summarize the key points of our proposed transaction with Deutsche Boerse, our strong momentum in our listings business and our commitment to develop strong partnerships with our customers.

Please don’t hesitate to reach out to me or my team if you have any questions or if we can be of any assistance. Thank you for your continued support.

Regards,

Duncan Niederauer

CEO, NYSE Euronext